UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

TECNOGLASS INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

TECNOGLASS INC.

3550 NW 49th Street

Miami, Florida 33142

(57)(5) 3734000

Notice of 2024 Annual General Meeting

to be held on December 3, 2024

To the Shareholders of Tecnoglass Inc.:

You are cordially invited to attend the 2024 annual general meeting (the “Annual General Meeting”) of Tecnoglass Inc. to be held at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, 080001, on December 3, 2024, at 10:00 a.m. local time, to consider and vote upon the following matter:

(1)	To elect two Class B directors to serve for the ensuing three-year period until their successors are elected and qualified.

Only shareholders of record at the close of business on November 5, 2024 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

The Annual General Meeting will be a virtual meeting. You will be able to attend and participate in the Annual General Meeting online by visiting https://www.cstproxy.com/tecnoglass/2024 or by calling the following numbers (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3767178#

Please see the “Questions and Answers” in the accompanying proxy statement for more details.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting, you are requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope. Returning a proxy will not affect your right to vote in person if you attend the meeting. You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the meeting.

By Order of the Board of Directors

/s/ A. Lorne Weil, Chairman of the Board

Miami, Florida

November 8, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2023 ANNUAL GENERAL MEETING TO BE HELD ON DECEMBER 3, 2024

Our 2024 Proxy Statement, dated November 8, 2024, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024, are available at https://investors.tecnoglass.com/financials/annual-reports/default.aspx.

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TECNOGLASS INC.

PROXY STATEMENT

2024 Annual General Meeting

to be held on December 3, 2024

This proxy statement and the accompanying form of proxy is furnished to shareholders of Tecnoglass Inc. in connection with the solicitation of proxies by our board of directors for use in voting at our 2024 annual general meeting (the “Annual General Meeting”) to be held at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, on December 3, 2024, at 10:00 a.m. local time, and at any and all adjournments.

This proxy statement, the accompanying notice of annual general meeting, the proxy and the annual report to shareholders for the year ended December 31, 2023 are being mailed to shareholders of record on November 5, 2024. We are bearing all costs of this solicitation.

QUESTIONS AND ANSWERS

What matters am I voting on?

You are being asked to vote to elect two Class B directors to serve for the ensuing three-year period until their successors are elected and qualified.

What are the recommendations of the board of directors?

Our board of directors recommends that you vote:

✔ “FOR” the election of the director nominees named in this proxy statement.

Who is entitled to vote?

Holders of our ordinary shares as of the close of business on November 5, 2024, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 46,995,298 ordinary shares, our only class of voting securities outstanding. Each holder of our ordinary shares is entitled to one vote for each share held on the record date.

How do I vote?

If you are a record holder of your shares, you may vote your ordinary shares at the Annual General Meeting by:

●	By mail. You may vote by proxy by signing and returning the enclosed proxy card, which is discussed in greater detail below; or

●	By Attending the Annual General Meeting. You may attend the Annual General Meeting and vote via the Annual General Meeting webcast.

If your shares are held in the name of your broker, bank or another nominee, you should contact your broker, bank or such other nominee to ensure that votes related to the shares you beneficially own are properly counted.

How do I attend the 2024 Annual General Meeting?

The Annual General Meeting will be a virtual meeting. Any shareholder wishing to attend the Annual General Meeting must register in advance. To register for and attend the Annual General Meeting, please follow these instructions as applicable to the nature of your ownership of the Company’s ordinary shares:

Record Owners. If you are a record holder and you wish to attend the Annual General Meeting, go to https://www.cstproxy.com/tecnoglass/2024, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. You will need to log back into the meeting site using your control number immediately prior to the start of the Annual General Meeting. You must register before the meeting starts. You may also dial into the meeting using the following numbers (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3767178#

Beneficial Owners. Beneficial owners who wish to attend the Annual General Meeting must obtain a legal proxy from the shareholder of record and e-mail a copy of their legal proxy to proxy@continentalstock.com. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Annual General Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Annual General Meeting. Beneficial owners should contact Continental Stock Transfer on or before 5:00 p.m. Eastern Time on November 26, 2024.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our board of directors will vote your shares at the meeting as specified in your proxy.

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If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the Class B director nominees (Proposal 1).

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournments. If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

If you are a record owner of your shares and you give a proxy, you may revoke your proxy at any time before it is exercised by:

●	sending another proxy card with a later date;

●	notifying our corporate secretary in writing before the Annual General Meeting that you have revoked your proxy; or

●	attending the Annual General Meeting webcast, revoking your proxy, and voting via the webcast.

Please note that your attendance at the virtual meeting will not alone serve to revoke your proxy.

If your shares are held in the name of your broker, bank or another nominee, you should contact your broker, bank or such other nominee for information on how to revoke your voting instructions.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual General Meeting for the meeting to be properly held under our Third Amended and Restated Memorandum and Articles of Association. The presence, in person, by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy, of the holders of a majority of our ordinary shares constitutes a quorum. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares voting on the matter as to which authority to vote is withheld from the broker. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the election of Class B directors.

How many votes are needed for approval of the proposals?

Election of directors. Directors are elected by ordinary resolution under Cayman Islands law which will require the affirmative vote of the holders of a majority of ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the Annual General Meeting, attend and vote. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on such proposal.

If you hold your shares through a broker, bank, or other financial institution, your broker will not be permitted to vote on your behalf on any of the proposals set forth in this proxy statement, without your instructions to do so. Please communicate your voting instructions to your broker, bank, or other financial institution before the meeting so that your vote will be counted.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information based on public filings or information known to Tecnoglass as of November 5, 2024 with respect to the ownership of our ordinary shares by:

●	each person or group who beneficially owns more than 5% of our ordinary shares;

●	each of our executive officers and directors; and

●	all of our directors and executive officers as a group.

A person is deemed to be the “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Directors and Named Executive Officers
Jose M. Daes Chief Executive Officer and Director	0	(2)	0%
Christian T. Daes Chief Operating Officer and Director	0	(2)	0%
Carlos Cure Director	0		0%
Luis F. Castro Director	0		0%
Santiago Giraldo Chief Financial Officer	0		0%
A. Lorne Weil Chairman of the Board	88,173	(3)	*
Julio A. Torres Director	30,520		*
Anne Louise Carricarte Director	0		0%
All current directors and executive officers as a group (8 persons)	118,693		*
Five Percent Holders:
ENERGY HOLDING CORPORATION	24,628,108	(4)	52.4%
FMR LLC	2,613,856	(5)	5.6%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Tecnoglass Inc., 3550 NW 49th Street, Miami, Florida 33142.

(2)	Does not include shares held by ENERGY HOLDING CORPORATION, in which this person has an indirect ownership interest.

(3)	Does not include 140,031 ordinary shares held by Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010 and 140,031 ordinary shares held by Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010, irrevocable trusts established for the benefit of Mr. Weil’s children.

(4)	Joaquin Fernandez and Alberto Velilla Becerra are the directors of ENERGY HOLDING CORPORATION and may be deemed to share voting and dispositive power over such shares.

(5)	The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. Based on information contained in a Schedule 13G filed by FMR LLC on February 9, 2024.

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PROPOSAL 1 – ELECTION OF CLASS B DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of our Class B directors, consisting of Christian T. Daes and Julio A. Torres, will expire at this year’s annual general meeting. The term of office of our Class C directors, consisting of Jose M. Daes and A. Lorne Weil, will expire at our annual general meeting in 2025. The term of office of our Class A directors, consisting of Anne Louise Carricarte, Luis Fernando Castro and Carlos Cure, will expire at our annual general meeting in 2026.

Our nominating committee has nominated each of Christian T. Daes and Julio A. Torres to be re-elected as a Class B director.

At the Annual General Meeting, shareholders will vote on the following resolution:

RESOLVED, as an ordinary resolution, that each of Christian T. Daes and Julio A. Torres be re-appointed as a Class B director to hold office in accordance with the third amended and restated memorandum and articles of association of the Company noting that they had accepted their respective appointments on the basis that the indemnity in the third amended and restated memorandum and articles of association of the Company would be deemed to form part of their service contract and/or terms of appointment with the Company and, accordingly, that they would be able to enforce such indemnity, if necessary, against the Company.

Recommendation and Vote Required

Election of directors. Directors are elected by ordinary resolution under Cayman Islands law which will require the affirmative vote of the holders of a majority of the ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the Annual General Meeting, attend and vote. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on such proposal.

Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CLASS B DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT.

Information About Directors, Nominees, Executive Officers and Significant Employees

Our current directors and executive officers are as follows:

Name	Age	Position
José M. Daes	65	Chief Executive Officer and Director
Christian T. Daes	61	Chief Operating Officer and Director
Santiago Giraldo	49	Chief Financial Officer
A. Lorne Weil	78	Non-Executive Chairman of the Board
Luis Fernando Castro Vergara	58	Director
Anne Louise Carricarte	58	Director
Julio A. Torres	58	Director
Carlos Alfredo Cure Cure	80	Director

José M. Daes has served as our chief executive officer and a director since December 2013. Mr. Daes has over 40 years’ experience starting and operating various businesses in Colombia and the United States. Since 1983, he has led the Tecnoglass group, founded with his brother Christian Daes, our chief operating officer and a director. Mr. Daes has served as chief executive officer of C.I. Energia Solar S.A. E.S. Windows (“ES”) since its inception, responsible for all aspects of ES’s operations. Mr. Daes also co-founded Tecnoglass S.A. (“TG”). Mr. Daes is responsible for the continuous, ethical and responsible management and growth of our company.

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG, our operating subsidiaries, and his knowledge of the industry within which they operate.

Christian T. Daes has served as our chief operating officer and a director since December 2013. Mr. Daes has served as the chief executive officer of TG since its inception in 1994. Mr. Daes leads the automation projects, which reduce the consumption of materials and increase the efficiency of our company, maintaining the highest safety standards for our workers and the entire international supply chain. Mr. Daes is the younger brother of Jose M. Daes, our Chief Executive Officer and a director.

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We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG and his knowledge of the industry within which they operate.

Santiago Giraldo served as our deputy chief financial officer from February 2016 until August 2017 and has served as our chief financial officer since such time. He joined Tecnoglass with significant financial experience in capital markets, bank debt, derivatives, treasury, M&A and equity related transactions. Mr. Giraldo received a Business Administrator (cum laude) from Washburn University and holds an MBA with an emphasis in International Business and Finance from California State University at Pomona.

A. Lorne Weil has served as our Non-Executive Chairman of the board of directors since our inception in September 2011. Mr. Weil is the Executive Chairman of Inspired Entertainment, Inc. and was the co-sponsor and founder of lnspired’s predecessor, Hydra Industries Acquisition Corp., and previously served as its Chairman and Chief Executive Officer from 2014 to December 2016. Mr. Weil has been a principal of Hydra Management, an investment vehicle he formed, since September 2014. Mr. Weil was also the Chairman of the Board of Scientific Games Corporation from October 1991 to November 2013, and was its Chief Executive Officer from April 1992 to November 2013. During his tenure, Scientific Games grew from under $50 million in annualized revenue to approximately $2 billion. Mr. Weil received a Bachelor of Commerce from the University of Toronto, an M.S. from the London School of Economics and an M.B.A. from Columbia University.

We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his contacts he has fostered throughout his career, as well as his operational experience.

Luis Fernando Castro Vergara has served on our board of directors since November 2018. Since 2017, Mr. Castro Vergara has been serving as a fund manager of a private equity fund in the agroindustry sector and overseeing his investments in the construction, infrastructure and agroindustry sectors. Mr. Castro Vergara served as the Chief Executive Officer of Banco de Comercio Exterior de Colombia S.A., Colombia’s development bank, from 2013 to 2017. From 2007 to 2008 and 2012 to 2013, Mr. Castro Vergara was the General Manager of Agrodex International SAS, an import and marketing food company. From 2008 to 2012, he was the Regional Development Agency President of the Barranquilla Chamber of Commerce. Previously, he was General Manager of Provyser S.A., a commercialization and logistics services company in the food industry. He is on the board of directors of Unimed Pharmaceuticals Limited, where he also serves as member of the audit committee, and of Colombian companies Accenorte SAS and Devimed SAS. Mr. Castro Vergara received a B.S. from Fordham University, a B.S. from Columbia University and a M.B.A. from the Universidad de los Andes Bogota in Colombia.

We believe Mr. Castro Vergara is well-qualified to serve as a member of our board of directors due to his contacts and business relationships and experience as an independent member on other boards.

Anne Louise Carricarte has served on our board of directors since August 2022. Ms. Carricarte has over 35 years of experience in domestic and international marketing, sales, administration, and management. She is a business entrepreneur, executive consultant, and inspirational speaker skilled in motivation, training, negotiation, and in-depth team building. Ms. Carricarte is the Chief Executive Officer of Simple Results, Inc., a consulting company she founded in 2006, where she collaborates on multi-cultural projects between countries, generations, professions, and faiths in both the private and public sectors. Since 2004, Ms. Carricarte has served as an advisor to Grove Services, a farm-land asset management company, and Unity Groves, which provides ‘end-to-end’ produce distribution to major US food chains. She is also one of seven board members for Mathon Investments Corporation, a private fund that manages investments and provides lending services. From 1992 until she founded Simple Results, Ms. Carricarte was the Chief Operating Officer of Amedex Holding Insurance Companies/USA Medical and Chief Executive Officer of Amedex International, which provided health and life insurance products and related services to clients in Latin America and the Caribbean.

We believe Ms. Carricarte is well-qualified to serve as a member of our board of directors due to her contacts and business relationships.

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Julio A. Torres has served on our board of directors since October 2011. He previously served as our co-Chief Executive Officer from October 2011 through January 2013. Since March 2008, Mr. Torres has served as Managing Director of Nexus Capital Partners, a private equity firm. From April 2006 to February 2008, Mr. Torres served with the Colombian Ministry of Finance acting as the general director of public credit and the treasury. From June 2002 to April 2006, Mr. Torres served as Managing Director of Diligo Advisory Group, an investment banking firm. From September 1994 to June 2002, Mr. Torres served as Vice President with JPMorgan Chase Bank. Mr. Torres has served on the board of directors of AST SpaceMobile, Inc., a company building the first space-based cellular broadband network accessible directly by standard mobile phones, since April 2021. Mr. Torres received a degree in systems and computer engineering from Los Andes University, an M.B.A. from Northwestern University and a M.P.A. from Harvard University.

We believe Mr. Torres is well-qualified to serve as a member of our board of directors due to his operational experience with Nexus Capital Partners, his work with the Colombian government and his extensive contacts he has fostered while working at Nexus Capital Partners, JPMorgan Chase Bank and in the Colombian government.

Carlos Alfredo Cure Cure has served on our board of directors since September 2019. Mr. Cure Cure currently acts as external advisor to Grupo Olímpica, one of the largest multi-industry conglomerates in Colombia, and was the former Chairman of the board of directors of Ecopetrol S.A., the leading oil & gas company in Colombia, from September 2015 to March 2019. From 2011 to 2013, Mr. Cure Cure served as the Colombian Ambassador to Venezuela. Earlier in his carrier, Mr. Cure Cure was the Financial Manager of Cementos del Caribe, General Manager of Cementos Toluviejo, General Manager of Astilleros Unión Industrial, and Sociedad Portuaria de Barranquilla. Mr. Cure Cure has served as a board member of Avianca and Isagen, and is the former President of Bavaria S.A. Mr. Cure Cure earned a B.S. in Civil Engineering from Universidad Nacional de Colombia.

We believe Mr. Cure Cure is well-qualified to serve as a member of our board of directors due to his leadership experience in other boards, contacts and business relationships in Colombia.

Director Independence

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) and therefore, we adhere to the NYSE listing standards in determining whether a director is independent. Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The NYSE listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, we have affirmatively determined that Messrs. Weil, Cure, Castro Vergara, Torres and Ms. Carricarte qualify as independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

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Board of Directors Meetings and Committees

Our board of directors held four (4) meetings in 2023 and acted by written consent four (4) times. We held our 2023 annual general meeting on December 28, 2023, which was attended by all of our directors. No director attended fewer than 75% of the meetings of the board and of the committees thereof upon which he or she served in 2023.

We do not have any formal policy regarding director attendance at annual general meetings of shareholders; however, we attempt to schedule our annual general meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and chief executive officer at this time. This permits our chief executive officer to concentrate his efforts primarily on managing the Company’s business operations and development, while our chairman can focus on, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of the Company’s strategies and policies and our chief executive officer evaluation processes.

Risk Oversight

Our board of directors’ primary function is one of oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Our audit committee discusses with our management major financial risk exposures and reports its findings to our board of directors in connection with our board of directors’ risk oversight review. Our compensation committee is responsible for creating incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking.

We believe our leadership structure is appropriate for the Company because it ensures accountability for oversight of particular kinds of risks reasonably expected to be faced by the Company is based on the expertise and qualifications of the person(s), in such position(s) and/or on such committee(s), as are primarily responsible for oversight and management of such particular risks. We also, as described elsewhere herein, make efforts to attract and retain the highest quality and most diverse directors. By ensuring that particularly qualified persons are in the position(s) to oversee, mitigate and otherwise manage each particular kind of risk reasonably expected to be faced by the Company, our leadership structure is appropriate to manage risk oversight by the Company.

Code of Conduct

In October 2017, we adopted an updated code of conduct that applies to all of our executive officers, directors and employees. The code of conduct codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of our code of conduct. Requests for copies of our code of conduct should be sent in writing to Tecnoglass Inc., 3550 NW 49th Street, Miami, Florida 33142, Attn: Corporate Secretary. Readers can also obtain a copy of our code of conduct on our website at https://investors.tecnoglass.com/governance/governance-overivew/default.aspx.

Corporate Governance

Audit Committee

We have an audit committee of the board of directors, which consists of Carlos A. Cure, Luis Fernando Castro and Julio Torres, with Mr. Cure serving as chairman. Each of the members of the audit committee is independent under the applicable NYSE listing standards.

The audit committee held four (4) meetings and acted by written consent on one (1) occasion in 2023. The audit committee has a written charter, which is included in our compendium of Corporate Governance Guidelines and can be found on our website at https://investors.tecnoglass.com/governance/governance-overivew/default.aspx. The purpose of the audit committee is to assist the Board in monitoring the integrity of the annual, quarterly and other financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s independent auditor and the compliance by the Company with legal and regulatory requirements. appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

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●	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

●	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

●	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

○	any significant changes in the Company’s selection or application of accounting principles;

○	the Company’s critical accounting policies and practices;

○	all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

○	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

○	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

●	Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

●	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

●	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

●	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

●	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

●	At least annually, obtain and review a report from the independent auditor, consistent with the rules of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

●	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

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●	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

●	Be available to the independent auditor during the year for consultation purposes.

●	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

●	Review and approve material or significant related-party transactions.

●	Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Conduct and ethics and compliance program in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

●	Review and approve procedures (which may be incorporated in the Company’s Code of Conduct, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

●	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

●	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

●	Review and approve material payments made to the Company’s officers and directors or its or their affiliates when not part of ordinary course of business. Any payments made to members of the Audit Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

Audit Committee Financial Expert

As required by the NYSE listing standards, the audit committee will at all times be composed exclusively of independent directors who are financially literate, as such qualification is interpreted by our board of directors in its business judgment. In addition, the committee has, and will continue to have, at least one member who has accounting or related financial management expertise, as interpreted by our board of directors in its business judgment. The board of directors has determined that Mr. Torres satisfies the NYSE’s requirements and also qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC.

Audit Committee Report

Our audit committee is responsible for supervising our independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing our accounting practices and systems of internal accounting and disclosure controls, among other things. These responsibilities include reviewing and discussing with management and the independent auditor the annual audited financial statements. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the audit committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023, with our management and PricewaterhouseCoopers Ltda. (“PwC”), our independent registered public accounting firm. The audit committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

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The audit committee has also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the audit committee concerning independence, and has discussed with PwC its independence from the Company.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2023.

MEMBERS OF THE AUDIT COMMITTEE

Carlos A. Cure (Chairperson)
Luis Fernando Castro
Julio A. Torres

Nominating Committee

We have a nominating committee, which consists of A. Lorne Weil and Anne Louise Carricarte, with A. Lorne Weil serving as chairperson. Each member of the nominating committee is an “independent director” as defined under NYSE listing standards. Pursuant to its written charter, which is included in our compendium of Corporate Governance Guidelines and can be found on our website at https://investors.tecnoglass.com/governance/governance-overivew/default.aspx, our nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee met two (2) times in 2023.

Guidelines for Selecting Director Nominees

The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Candidates will be reviewed in the context of current composition of the board of directors (including the diversity in background, experience, and viewpoints of the board), the operating requirements of the Company and the long-term interests of the Shareholders. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

In December 2013, we established a compensation committee. Our compensation committee currently consists of Julio Torres and Luis Fernando Castro Vergara, with Julio Torres serving as chairperson. Each member of the compensation committee is an “independent director” as defined under NYSE listing standards. The compensation committee met two (2) times in 2023. The compensation committee’s duties, which are specified in our compensation committee charter included in our compendium of Corporate Governance Guidelines and can be found on our website at https://investors.tecnoglass.com/governance/governance-overivew/default.aspx, include, but are not limited to:

●	Establish, review and approve the overall executive compensation philosophy and policies of the Company, including the establishment, if deemed appropriate, of performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives and stockholder interests.

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●	Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, determine the CEO’s compensation level, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans as the compensation committee deems appropriate. In determining the long-term incentive component of the CEO’s compensation, the compensation committee is required to consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in past years. The CEO shall not be present during voting and deliberations relating to CEO compensation.

●	Determine the compensation of all other executive officers, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans, as the compensation committee deems appropriate. Members of senior management may report on the performance of the other executive officers of the Company and make compensation recommendations to the compensation committee, and the compensation committee will review and, as appropriate, approve the compensation recommendations.

●	Administer or delegate the power to administer the Company’s incentive and equity-based compensation plans, including the grant of stock options, restricted stock and other equity awards under such plans.

●	Review and make recommendations to the Board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans and approve for submission to the stockholders all new equity compensation plans that must be approved by stockholders pursuant to applicable law.

●	Review and approve for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions.

●	Review and discuss with the Company’s management the Compensation Discussion and Analysis set forth in SEC Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of stockholders.

●	Provide, over the names of the members of the compensation committee, the Compensation Committee Report for the Company’s annual report or proxy statement for the annual meeting of stockholders, if required.

●	Conduct an annual performance evaluation of the compensation committee. In conducting such review, the committee is required to evaluate and address all matters that the committee considers relevant to its performance, including at least the following: (a) the adequacy, appropriateness and quality of the information received from management or others; (b) the manner in which the committee’s recommendations were discussed or debated; (c) whether the number and length of meetings of the committee were adequate for the committee to complete its work in a thorough and thoughtful manner; and (d) whether the charter of the compensation committee appropriately addresses the matters that are or should be within its scope.

●	The compensation committee has the authority, to the extent it deems appropriate, to conduct or authorize investigations into or studies of matters within the compensation committee’s scope of responsibilities and to retain one or more compensation consultants to assist in the evaluation of CEO or executive compensation or other matters. The compensation committee has the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The compensation committee is required to evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. The compensation committee also has the authority, to the extent it deems necessary or appropriate, to retain legal counsel or other advisors. In retaining compensation consultants, outside counsel and other advisors, the compensation committee must take into consideration factors specified in the NYSE listing rules. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Overview

Compensation Philosophy

Our policies with respect to the compensation of our executive officers and directors are administered by our board in consultation with our compensation committee. Our compensation policies are intended to provide for compensation that:

● is sufficient to attract and retain executives and directors of outstanding ability and potential;

● is tailored to the unique characteristics and needs of our company;

● considers individual value and contribution to our success;

● is designed to motivate our executive officers to achieve our annual and long-term goals by rewarding performance based on the attainment of those goals;

● is designed to appropriately take into account risk and reward in the context of our business environment;

● reflects an appropriate relationship between executive compensation and the creation of shareholder value; and

● is sensitive to market benchmarks.

The compensation committee is charged with recommending executive compensation packages to our board that meet these goals. In making decisions about executive compensation, the compensation committee relies on the experience of its members as well as subjective considerations of various factors, including individual and corporate performance, our strategic business goals, each executive’s position, experience, level of responsibility, and future potential, and compensation paid by companies of similar size in our industry. The compensation committee does not set specific targets or benchmarks for overall compensation or for allocations between different elements of compensation, nor does the committee utilize any fixed formula in respect of such allocations.

Our compensation committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. As part of this review, management submits recommendations to the compensation committee.

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in our industry. Our compensation committee stays appraised of the cash and equity compensation practices of publicly held companies in the glass and aluminum industries through the review of such companies’ public reports and through other resources. The companies chosen for inclusion in any benchmarking group would have business characteristics comparable to our company, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

We also take into consideration our most recent shareholder advisory vote on executive compensation, as required by Section 14A of the Securities Exchange Act of 1934. In the last advisory vote, conducted at our annual general meeting on December 15, 2022, our compensation program was approved on an advisory basis by over 99% of the shareholders who submitted a vote thereabout (with less than 1% of the votes being against approval or abstaining, collectively). We consider this to be a strong validation that our pay practices are firmly aligned with our shareholders’ best interests.

At present, the only elements of compensation paid to our executive officers are base salaries paid in cash, annual performance bonuses also paid in cash, and certain other benefits, each as further described below.

Base Salaries

Each of our named executive officers is employed on an at-will basis. We do not have employment agreements in place for our named executive officers. Base salaries for our executive officers are individually determined by our compensation committee each year to ensure that each executive’s base salary forms part of a compensation package which appropriately rewards the executive for the value he or she brings to our company and thereby our shareholders. In accordance with our compensation philosophy, salaries are chosen to reflect respective executives’ level of responsibility and experience, the scope and complexity of their position, and market data. Each executive’s base salary may be increased or decreased in the discretion of the compensation committee in accordance with our compensation philosophy.

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Bonuses

In addition to their base salaries, our named executive officers are entitled to receive annual performance bonuses based on the company’s financial performance and achievement of certain targets throughout the year. We believe this drives Company performance ultimately benefitting our shareholders, as payout is based upon performance against pre-established, realistic goals in line with our corporate strategy, chosen by our compensation committee specifically to drive economic profit and shareholder value in both the short- and long-term.

Other Compensation and Benefits

Named executive officers receive additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of our employees. We believe that including health- and wellbeing-focused elements such as these in our overall compensation mix helps ensure that our personnel are operating at peak effectiveness and thereby best able to drive shareholder value in line with our corporate strategy. We do not provide any other perquisites or other personal benefits to our named executive officers.

Summary Compensation Table

The following table summarizes the total compensation for the years ended December 31, 2023, 2022 and 2021, of each of our named executive officers.

Name and principal position	Year	Salary	Bonus	Other	Total (1)
Jose M. Daes (2)	2023	$2,940,000	$1,029,000	$-	$3,969,000
Chief Executive Officer	2022	$2,100,000	$735,000	$-	$2,835,000
	2021	$1,512,000	$453,600	$-	$1,965,600
Christian T. Daes (3)	2023	$2,940,000	$1,029,000	$-	$3,969,000
Chief Operating Officer	2022	$2,100,000	$735,000	$-	$2,835,000
	2021	$1,512,000	$453,600	$-	$1,965,600
Santiago Giraldo (4)	2023	$594,000	$207,900	$-	$801,900
Chief Financial Officer	2022	$440,000	$154,000	$-	$594,000
	2021	$189,162	$47,634	$-	$236,796
Carlos Amin (5)	2023	$225,000	$-	$1,416,989	$1,641,989
Vice President of Sales	2022	$200,000	$-	$955,307	$1,155,307
	2021	$317,676	$-	$690,055	$1,007,731
Samir Amin (6)	2023	$225,000	$-	$1,416,989	$1,641,989
Vice President of Operations and Logistics	2022	$200,000	$-	$955,307	$1,155,307
	2021	$165,000	$-	$690,055	$855,055

(1)	During the period covered by the table, we did not issue any stock awards, option awards, non-equity incentive plan compensation, or other compensation, nor did any of the named executive officers experience any change in pension value and nonqualified deferred compensation earnings.

(2)	Mr. Daes also serves as chief executive officer of ES.

(3)	Mr. Daes also serves as chief executive officer of TG.

(4)	Mr. Giraldo’s 2021 salary was paid in Colombian pesos.

(5)	Mr. Amin serves as vice president of sales.

(6)	Mr. Amin serves as vice president of operations and logistics.

PAY VERSUS PERFORMANCE ANALYSIS

			Average	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Compensation Actually Paid to Non-PEO NEOs ($)(2)*	On Total Shareholder Return ($)	Peer Group Total Shareholder Return	Net Income ($)	Operating Income

2023	3,969,000	3,969,000	2,385,450	2,385,450	712.03	68.51	183,000,000	259,804,000
2022	2,835,000	2,835,000	1,714,500	1,714,500	475.00	104.65	156,412,000	226,415,000
2021	1,965,600	1,965,600	1,101,198	1,101,198	399.35	148.82	68,428,000	116,985,000

(1)	For each of the years presented in the table, our principal executive officer (PEO) is our Chief Executive Officer, Jose M. Daes.

(2)	For each of the years presented in the table, our non-principal executive officers (non-PEOs) are Christian T. Daes and Santiago Giraldo.

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Compensation Arrangements with Named Executive Officers

On February 28, 2024, our compensation committee recommended, and on February 29, 2024 our Board approved, the following compensation arrangements for 2024 for each of Messrs. Daes, Daes, and Giraldo: (i) with respect to each of Messrs. Daes and Daes, a base salary of $3,292,800 plus a bonus of up to $1,152,480; and (ii) with respect to Mr. Giraldo, a base salary of $665,280 and a performance bonus of up to $232,848 per year. Each of the bonuses will be based on our 2023 financial performance and achievement of certain to-be-agreed upon targets throughout the year.

Pay Ratio Disclosures

The following pay ratio information is provided in accordance with the requirements of Item 402(u) of Regulation S-K of the Exchange Act.

For fiscal 2023, the Company’s last completed fiscal year:

●	the median of the annual total compensation of all employees of the Company (other than the Chief Executive Officer) was $4,579; and
●	the annual total compensation of the Company’s Chief Executive Officer, Jose M. Daes, was $3,969,000.

Based on this information, the ratio for 2023 of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees is 868 to 1.

The following steps were taken to determine the annual total compensation of the median employee and the Chief Executive Officer:

●	As of December 31, 2023, the employee population consisted of approximately 8,531 individuals, including full time, part time, temporary, and seasonal employees employed on that date. This date was selected because it aligned with calendar year end and allowed identification of employees in a reasonably efficient manner.
●	For purposes of identifying the median employee from our employee population base, wages from our internal payroll records for the twelve-month period ended December 31, 2023, were used. These wages were consistent with amounts reported to taxation authorities for fiscal 2022. Consistent with the calculation of the Chief Executive Officer’s annual compensation, other elements of employee compensation were considered and added, if applicable when calculating the annual total compensation for all employees.
●	In addition, the compensation of approximately 1,250 full time or part time employees who were hired during 2023 and employed on December 31, 2023, was annualized. No full-time equivalent adjustments were made for part time employees, of which there were approximately 172.
●	The median employee was identified using this compensation measure and methodology, which was consistently applied to all employees. The amounts reported in the 2023 Summary Compensation Table for named executive officers was used for the total annual compensation of the Chief Executive Officer. The salary amount reported in this table was annualized to reflect a full year’s compensation for the purpose of calculating the pay ratio disclosure.

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2023, none of our executive officers are entitled to payments or the provision of other benefits such as perquisites and health care benefits in connection with a termination or change-in-control.

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Director Compensation

Each of our non-employee directors receives cash compensation of $63,063 each year. Additionally, our chairman of the Audit Committee and each other member of our Audit Committee receives additional cash compensation of $22,051 and $11,007, respectively, for serving on our Audit Committee. Non-employee directors do not receive cash compensation for their service.

The Company has not granted any stock awards, option awards, non-equity incentive plan compensation, or any other compensation to our directors, nor has any director experienced any change in pension value or nonqualified deferred compensation earnings.

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2023.

Name	Fees earned or paid in cash	Stock Awards	Total
Carlos Cure	$128,180	-	$128,180
Luis Fernando Castro Vergara	$113,539	-	$113,539
Julio A. Torres	$100,838	-	$100,838
A. Lorne Weil	$88,180	-	$88,180
Anne Louise Carricarte	$113,539	-	$113,539

To date, we have not compensated our directors with stock awards, option awards, non-equity incentive plan compensation, pension value, nonqualified deferred compensation earnings or other compensation.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee of our board of directors during the last completed fiscal year, indicating each committee member (a) was, during the fiscal year, an officer or employee of ours; (b) was formerly an officer of the registrant; or (c) had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K. We do not have any of the relationships described in Item 407(e)(4)(iii) that would require disclosure by us pursuant thereto.

Equity Compensation Plans

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	—	—	1,593,917	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,593,917

(1) On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan. Under this plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors and consultants. As of December 31, 2023, no awards had been made under the 2013 Plan.

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Certain Relationships and Related-Party Transactions

Related Party Transactions

Alutrafic Led SAS

In the ordinary course of business, we sell products to Alutrafic Led SAS (“Alutrafic”), a fabricator of electrical lighting equipment. Affiliates of Jose Daes and Christian Daes, the Company’s Chief Executive Officer and Chief Operating Officer, respectively, have an ownership stake in Alutrafic. We sold $0.8 million to Alutrafic during fiscal year ended December 31, 2023. We had outstanding accounts receivable from Alutrafic for $0.3 million as of December 31, 2023.

Barranquilla Capital de Luz SAS

In the ordinary course of business, we purchase products from Barranquilla Capital de Luz SAS (“Alubaq”), a fabricator of electrical lighting equipment. Affiliates of Jose Daes and Christian Daes have an ownership stake in Alubaq. We purchased equipment from Alubaq for $0.4 million during the fiscal year ended December 31, 2023.

Fundacion Tecnoglass-ESWindows

Fundacion Tecnoglass-ESWindows is a non-profit organization set up by the Company to carry out social causes in the communities around where we operate. During the year ended December 31, 2023, we made charitable contributions of $3.3 million to the organization.

Il Vetro Ltd

In the ordinary course of business, we sell products to Il Vetro Ltd., a distributor and installer of architectural systems in the Bahamas that. is owned and controlled by family members of Giovanni Monti, who serves as a senior executive at our subsidiary GM&P. We sold $0.3 million to Il Vetro Ltd during fiscal year ended December 31, 2023.

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Incantesimo SAS

On November 10, 2023, we acquired the remaining 30% equity interest in ESMetals previously not owned by us for an aggregate of $5.5 million from Incantesimo SAS, a Colombia domiciled company of which the primary beneficiary is Carlos Peña, who holds a senior management position at the Company. The Company paid $3.0 million during November and December 2023, and $2.5 million remains outstanding as of December 31, 2023, to be paid 6 months after the acquisition date.

Prisma-Glass LLC

In the ordinary course of business, we sell products to Prisma-Glass LLC, a distributor and installer of architectural systems in Florida that is owned and controlled by family members of Christian Daes. We sold $0.8 million to Prisma-Glass LLC during the fiscal year ended December 31, 2023 and had outstanding accounts receivable of $0.3 million as of December 31, 2023.

Santa Maria del Mar SAS

In the ordinary course of business, we purchase fuel for use at our manufacturing facilities from Estación Santa Maria del Mar SAS, a gas station located near our manufacturing campus which is owned by affiliates of Jose Daes and Christian Daes. During the year ended December 31, 2023, we purchased $1.3 million of fuel from this entity.

Studio Avanti SAS

In the ordinary course of business, we sell products to Studio Avanti SAS (“Avanti”), a distributor and installer of architectural systems in Colombia. Avanti is owned and controlled by Alberto Velilla, who is director of Energy Holding Corporation, the controlling shareholder of the Company. We sold $0.6 million to Avanti during the fiscal year ended December 31, 2023 and had outstanding accounts receivable from Avanti for $0.5 million as of December 31, 2023.

Vidrio Andino Joint Venture

On May 3, 2019, we consummated a joint venture agreement with Saint-Gobain, a world leader in the production of float glass, a key component of our manufacturing process, whereby we acquired a 25.8% minority ownership interest in Vidrio Andino, a Colombia-based subsidiary of Saint-Gobain. The purchase price for our interest in Vidrio Andino was $45 million, of which $34.1 million was paid in cash and $10.9 million paid through the contribution of land on December 9, 2020. On October 28, 2020, we acquired said land from a related party in exchange for an aggregate of 1,557,142 ordinary shares of the Company, valued at $7.00 per share, which represented an approximate 33% premium based on the closing stock price as of October 27, 2020.

The land will serve the purpose of developing a second float glass plant nearby our existing manufacturing facilities which we expect will carry significant efficiencies for us once it becomes operative, in which we will also have a 25.8% interest. The new plant will be funded with proceeds from the original cash contribution made by the Company, operating cashflows from the Bogota plant, debt incurred at the joint venture level that will not consolidate into the Company and an additional contribution by us of approximately $12.5 million if needed (based on debt availability as a first option).

In the ordinary course of business, we purchased $32.0 million from Vidrio Andino in 2023. As of December 31, 2023, we had outstanding payables to Vidrio Andino for $3.9 million. We recorded equity method income of $5.0 million on our Consolidated Statement of Operations during the year ended December 31, 2023. During the year ended December 31, 2023, we received a dividend payment of $2,282 from Vidrio Andino.

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Zofracosta SA

We have an investment in Zofracosta SA, a real estate holding company located in the vicinity of the proposed glass plant being built through our Vidrio Andino joint venture, recorded at $0.8 million as of December 31, 2023. Affiliates of Jose Daes and Christian Daes have a majority ownership stake in Zofracosta SA.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our third amended and restated memorandum and articles of association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Related Party Policy

Our Code of Conduct requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries are a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving material or significant related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Employee, Officer, and Director Hedging Policy

We have adopted a policy regarding the ability of our employees, including officers, or directors (or any of their designees) to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that “hedge” or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Because such hedging transactions could permit a person to continue to own our securities without the full risks and rewards of ownership, and because when that occurs such person may no longer have the same objectives as our other shareholders, our policy prohibits our employees, officers, and directors from engaging in any such transactions.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

To the Company’s knowledge, based solely on a review of reports furnished to it and review of the Section 16 reports (Forms 3, 4 and 5 and any amendments to those forms) filed during (or with respect to) the fiscal year ended December 31, 2023, all of the Company’s officers, directors and ten percent holders have timely made the required filings.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The audit committee has selected PricewaterhouseCoopers Ltda. (“PwC”) as our independent registered public accounting firm for 2024. The audit committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent registered public accounting firm.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$854,512	$692,754
Audit-Related Fees(2)	-	376
All Other Fees(3)	2,000	2,900
Total Fees	$857,412	$696,030

(1)	Audit fees consist of fees paid for professional services by PwC for audit and quarterly review of the Company’s consolidated financial statements during the years ended December 31, 2023, and 2022, and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent the aggregate fees billed for assurance and related professional services rendered by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”.

(3)	Other fees represent fees billed for professional services rendered by PwC in connection with subscription to information services and training. The Company was not billed for any fees billed in either of the last two fiscal years for professional services rendered by PwC for tax compliance, tax advice, and tax planning. Such “Tax Fees” would have been reported in the table above if any.

Pre-Approval Policies and Procedures. In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our audit committee. Our audit committee approved all of the fees referred to in the rows titled “Audit Fees,” “Audit-Related Fees,” and “All Other Fees” in the table above.

Representatives of PwC are expected to attend the Annual General Meeting. The representatives will have an opportunity to make any statements and will be available to respond to appropriate questions from shareholders.

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2025 ANNUAL GENERAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nominations to be presented at the annual general meeting to be held in 2025 or to be eligible for inclusion in our proxy statement for such meeting, we must receive it at our principal executive offices by July 11, 2025. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of ordinary shares owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our nominating committee a candidate for election to our board of directors should send their letters to Tecnoglass Inc., 3550 NW 49th Street, Miami, Florida 33142, Attention: Nominating Committee. Shareholders must follow certain procedures to recommend to our nominating committee candidates for election as directors. In general, in order to provide sufficient time to enable our nominating committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual general meeting, we must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

●	Name and age;

●	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

●	Educational background;

●	Permission for us to conduct a background investigation, including the right to obtain education, employment and credit information;

●	The number of our ordinary shares beneficially owned by the candidate;

●	The information that would be required to be disclosed by us about the candidate under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the Securities and Exchange Commission); and

●	A signed consent of the nominee to serve as a director, if elected.

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OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Tecnoglass Inc., 3550 NW 49th Street, Miami, Florida 33142, Attention: Corporate Secretary. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors. More information respecting communications with our board of directors may be found at investors.tecnoglass.com/contactboard.cfm.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2025 annual general meeting with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Miami, Florida, not later than July 11, 2025.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

/s/ A. Lorne Weil, Chairman of the Board

Miami, Florida
November 8, 2024

24

TECNOGLASS INC.

Proxy

Solicited by the Board Of Directors

for Annual General Meeting to be held on December 3, 2024

The undersigned shareholder(s) of TECNOGLASS INC., a Cayman Islands exempted company (“Company”), hereby appoints Christian T. Daes and Santiago Giraldo, or any of them, with full power of substitution and to act without the others, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual General Meeting to be held on December 3, 2024 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR the election of Class B directors.

1.	Election of the following Class B directors:

A.	Christian T. Daes	FOR	☐	AGAINST	☐	ABSTAIN	☐

B.	Julio A. Torres	FOR	☐	AGAINST	☐	ABSTAIN	☐

Date: ___________________, 2024

Signature

Signature if held jointly

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.